AMENDMENT NO. 5
                                     TO THE
                       AGREEMENT AND DECLARATION OF TRUST
                                       OF
                                COLONIAL TRUST IV


         WHEREAS, Section 1 of Article I of the Agreement and Declaration of Trust (Declaration of Trust) dated November 15, 1991, as amended, of Colonial Trust IV (Trust), a copy of which is on file in the Office of the Secretary of The Commonwealth of Massachusetts authorizes the Trustees of the Trust to amend the Declaration of Trust to change the name of the Trust without authorization by vote of Shareholders of the Trust.

         WE, THE UNDERSIGNED, being a majority of the Trustees of Colonial Trust IV, do hereby certify that the undersigned have determined to conduct the business of the Trust under the name "Liberty Funds Trust IV" and have authorized the following amendment to said Declaration of Trust:

         Section 1 of Article I is hereby amended to read in its entirety as follows:

                Section 1. This Trust shall be known as "Liberty Funds Trust IV" and the Trustees shall conduct the business of the Trust under that name or any other name as they may from time to time determine.

         The foregoing Amendment shall become effective as of April 1, 1999.

         IN WITNESS WHEREOF, the undersigned have hereunto set their hands in the City of Boston, Massachusetts, for themselves and their assigns, as of this April 1, 1999.


------------------------------------------    ---------------------------------
Robert J. Birnbaum                            William E. Mayer
------------------------------------------    ---------------------------------
Tom Bleasdale                                 James L. Moody, Jr.
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John V. Carberry                              John J. Neuhauser
------------------------------------------    ---------------------------------
Lora S. Collins                               Thomas E. Stitzel
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James E. Grinnell                             Robert L. Sullivan
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Richard W. Lowry                              Anne-Lee Verville
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Salvatore Macera
Commonwealth of Massachusetts               )
                                            )ss.
County of Suffolk                           )

         Then  personally   appeared  the  above-named   Trustees  and  executed
Amendment No. 5 to the Agreement and Declaration of Trust of Colonial Trust IV as their free act and deed, before me, this March 18, 1999.

                                             Mary P. Mahoney
                                             Notary Public

                                             My Commission Expires:  2/22/2002